Exhibits 5(b) and 8

                              REID & PRIEST LLP
                             40 West 57th Street
                           New York, NY  10019-4097
                            Telephone 212 603-2000
                              Fax 212 603-2001

                                                     June 9, 1997



             The Montana Power Company
             40 East Broadway
             Butte, Montana 59701

             Ladies and Gentlemen:

                       With respect to the Registration Statement to be
             filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on or about the date hereof, contemplating the sale by The Montana Power Company of 3,000,000 shares of its Common Stock pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan, we are of the opinion that:

                       1. The Company is a corporation duly organized and validly existing under the laws of the State of Montana and qualified to do business in the States of Idaho and Wyoming.

                       2. All action necessary to make any authorized but unissued shares of the Stock which may be purchased from the Company pursuant to the Plan legally and validly issued, fully paid and nonassessable will have been taken when:

                            (a)  the Registration Statement shall have
                       become effective;

                            (b)  the issuance and sale of the Stock
                       shall have been authorized by an appropriate order or orders of the Public Service Commission of Montana;

                            (c)  appropriate action shall have been
                       taken by the company's Board of Directors with respect to the issuance and sale of the Stock; and

                            (d)  the Stock shall have been issued and
                       delivered for the consideration contemplated in the Registration Statement.

                       3.   The statements made in the Registration
             Statement under the heading, "Tax Consequences of Participation in the Plan", constitute an accurate general description of the Federal income tax consequences to participants of participation in the Plan.

                       We are members of the Bar of the State of New
             York and do not hold ourselves out as experts on the laws of any other state. In giving this opinion, we have relied as to matters of Montana, Idaho and Wyoming law upon the opinion addressed to you, of even date herewith, of Michael
             E. Zimmerman, Esq., Vice President and General Counsel of the Company.

                       We hereby consent to the use of this opinion as
             an exhibit to the Registration Statement, and the use of our name, as counsel, therein.


                                           Very truly yours,

                                           /s/ Reid & Priest LLP

                                           REID & PRIEST LLP